Exhibit 10.68

[*]	means that such portion of this Exhibit has been omitted pursuant to a request for confidential treatment and has been filed separately with the United States Securities and Exchange Commission.

EIGHTH AMENDMENT TO, AND WAIVER AND CONSENT UNDER,

LOAN AND SECURITY AGREEMENT

THIS EIGHTH AMENDMENT TO, AND WAIVER AND CONSENT UNDER, LOAN AND SECURITY AGREEMENT (this “Eighth Amendment”) is made and entered into as of January 15, 2004, by and between RMH TELESERVICES, INC., a Pennsylvania corporation (the “Borrower”), and WELLS FARGO FOOTHILL, INC. (formerly known as Foothill Capital Corporation), a California corporation (the “Lender”).

W I T N E S S E T H:

WHEREAS, the Borrower and the Lender are parties to that certain Loan and Security Agreement dated as of September 4, 2002 (as amended as of November 4, 2002, April 18, 2003, May 9, 2003, July 25, 2003, September 22, 2003, October 2, 2003, and November 24, 2003, and as the same is amended hereby and may be further amended, modified and supplemented from time to time, the “Loan Agreement”);

WHEREAS, pursuant to Section 6.3(b) of the Loan Agreement, the Borrower is required to deliver its audited financial statements within 90 days after the end of each of its fiscal years and the Borrower has failed to deliver its audited financial statements with respect to its fiscal year ended September 30, 2003 within such 90-day period (the “Section 6.3(b) Timely Delivery Default”);

WHEREAS, the Borrower has requested, and the Lender has agreed, subject to the terms and conditions hereof, to waive the Section 6.3(b) Timely Delivery Default so long as the Borrower delivers to the Lender its audited financial statements with respect to its fiscal year ended September 30, 2003 prior to February 15, 2004;

WHEREAS, pursuant to Section 6.3(b) of the Loan Agreement, the audited financial statements of the Borrower required to be delivered within 90 days after the end of each of its fiscal years are required to be certified, without any qualifications, by the independent certified public accountants that audit such financial statements;

WHEREAS, the Borrower’s audited financial statements with respect to its fiscal year ended September 30, 2003 will be certified with qualifications by such independent certified public accountants (the “Section 6.3(b) Without Qualifications Default”);

WHEREAS, the Borrower has requested, and the Lender has agreed, subject to the terms and conditions hereof, to waive the Section 6.3(b) Without Qualifications Default;

WHEREAS, the Borrower will not file its Form 10-K for the fiscal year ended September 30, 2003 with the SEC on a timely basis and such failure, absent a waiver, would result in a breach of Section 6.10 of the Loan Agreement (the “Section 6.10 Default”);

WHEREAS, the Borrower has requested, and the Lender has agreed, subject to the terms and conditions hereof, to waive the Section 6.10 Default so long as the Borrower files such Form 10-K with the SEC prior to January 31, 2004;

WHEREAS, pursuant to Section 6.19 of the Loan Agreement and Section 5(c)(ii) of the Securities Pledge Agreement (as such term is defined in the Loan Agreement), the Borrower is required to pledge to the Lender the outstanding shares of capital Stock of any Subsidiary formed by the Borrower after the Closing Date (as such term is defined in the Loan Agreement), and deliver to the Lender certificate(s) representing such Stock, together with stock powers;

WHEREAS, the Borrower formed a Subsidiary, RMH Teleservices Asia Pacific, Inc. (“RMH Asia Pacific”), in December 2002, but failed to timely notify the Lender of such formation, failed to timely pledge to the Lender the outstanding shares of capital Stock of RMH Asia Pacific and failed to timely deliver to the Lender certificate(s) representing such Stock, together with stock powers (the “RMH Asia Pacific Stock Pledge Default”);

WHEREAS, the Borrower formed a Subsidiary, RMH Teleservices Asia Pacific II, Inc. (the “New Subsidiary”), on January 9, 2004, but failed to timely notify the Lender of such formation and has not pledged to the Lender the outstanding shares of capital Stock of the New Subsidiary or delivered to the Lender certificate(s) representing such Stock, together with stock powers (the “New Subsidiary Stock Pledge Default”);

WHEREAS, the Borrower intends to dissolve the New Subsidiary on or prior to January 26, 2004;

WHEREAS, the Borrower has requested, and the Lender has agreed, subject to the terms and conditions hereof, to waive the RMH Asia Pacific Stock Pledge Default and the New Subsidiary Stock Pledge Default;

WHEREAS, the Borrower and the Lender desire to further amend the Loan Agreement as herein provided;

NOW, THEREFORE, in consideration of the agreements and provisions herein contained, the parties hereto do hereby agree as follows:

Section	1. Definitions. Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

Section	2. Amendments to Loan Agreement. The Loan Agreement is hereby amended, effective as of the date this Eighth Amendment becomes effective in accordance with Section 5 hereof, as follows:

2.01    Amendments to Section 1.1.

(a) The definition of “Specified Overadvance Period” is hereby amended and restated in its entirety by inserting the following in replacement thereof:

“Specified Overadvance Period” means the period from and including January 16, 2004 through and including March 1, 2004; provided, that Lender may, in its sole discretion, elect to extend the Specified Overadvance Period on terms acceptable to Lender; and

(b) The definition of “Specified Overadvance Usage Fees” is hereby amended and restated in its entirety by inserting the following in replacement thereof:

“Specified Overadvance Usage Fees” means the following fees: (a) in respect of any Specified Overadvances made during the week commencing on January 16, 2004 and ending on January 22, 2004 (the “January 16th Week”), no fee shall be payable; (b) in respect of the first five (5) Specified Overadvances made during the Specified Overadvance Period after the January 16th Week, a fee equal to $4,000 shall be fully earned and payable on each day that such Specified Overadvances are made; and (c) in respect of each subsequent Specified Overadvance made during the Specified Overadvance Period, a fee equal to $5,000 shall be fully earned and payable on each day that such Specified Overadvances are made.

2.02    Amendments to Section 7.20. Section 7.20(a)(i) of the Loan Agreement is hereby amended and restated in its entirety by inserting the following in replacement thereof:

(i)	Minimum EBITDA. EBITDA, measured on a fiscal quarter-end basis, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount	Applicable Period

$(2,500,000)	For the 3 month period ending December 31, 2003

$2,991,000	For the 3 month period ending March 31, 2004

$5,423,000	For the 3 month period ending June 30, 2004

$5,389,000	For the 3 month period ending September 30, 2004

$19,402,000	For the 12 month period ending each fiscal quarter thereafter

Section 3.    Waivers and Consents. Subject to the satisfaction of each of the conditions precedent set forth in Section 5 hereof, the Lender hereby:

(a) subject to compliance with Section 6.01 hereof, waives any Event of Default that has occurred and is continuing as a result of the Section 6.3(b) Timely Delivery Default;

(b) waives any Event of Default that has occurred and is continuing as a result of the Section 6.3(b) Without Qualifications Default;

(c) subject to compliance with Section 6.02 hereof, waives any Event of Default that has occurred and is continuing as a result of the Section 6.10 Default;

(d) subject to compliance with Section 6.03 hereof, waives any Event of Default that has occurred and is continuing as a result of the RMH Asia Pacific Stock Pledge Default;

(e) subject to compliance with Section 6.04 hereof, waives any Event of Default that has occurred and is continuing as a result of the New Subsidiary Stock Pledge Default; and

(f) subject to compliance with Section 6.03 and Section 6.04 hereof, waives the Borrower’s compliance with Sections 7.5, 7.13 and 7.17 of the Loan Agreement solely insofar as such provisions would prohibit the Borrower from forming RMH Asia Pacific and the New Subsidiary and from using the proceeds of Advances to make capital contributions to RMH Asia Pacific and the New Subsidiary.

Section 4.    Representations and Warranties. In order to induce the Lender to enter into this Eighth Amendment, the Borrower hereby represents and warrants that:

4.01    No Default. Other than the Section 6.3(b) Timely Delivery Default, the Section 6.3(b) Without Qualifications Default, the Section 6.10 Default, the RMH Asia Pacific Stock Pledge Default, and the New Subsidiary Stock Pledge Default, at and as of the date of this Eighth Amendment and at and as of the Effective Date and both prior to and after giving effect to this Eighth Amendment, no Default or Event of Default exists and is continuing.

4.02    Representations and Warranties True and Correct. At and as of the date of this Eighth Amendment and at and as of the Effective Date and both prior to and after giving effect to this Eighth Amendment, each of the representations and warranties contained in the Loan Agreement and the other Loan Documents is true and correct in all material respects.

4.03    Corporate Power, Etc. The Borrower (a) has all requisite corporate power and authority to execute and deliver this Eighth Amendment and to consummate the transactions contemplated hereby and (b) has taken all action, corporate or otherwise, necessary to authorize the execution and delivery of this Eighth Amendment and the consummation of the transactions contemplated hereby.

4.04    No Conflict. Neither the execution and delivery of this Eighth Amendment nor the consummation of the transactions contemplated hereby will (a) conflict with or result in any breach or violation of any provision of the certificate of incorporation or by-laws of the

Borrower, (b) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of a Lien upon any of the properties or assets of the Borrower under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease agreement or other instrument or obligation to which the Borrower is a party or to which any of its properties or assets are subject, (c) require any consent, approval, authorization or permit of, or filing with or notification to, any third party or any Governmental Authority, or (d) violate any order, writ, injunction, decree, judgment, ruling, law, statute, rule or regulation of any Governmental Authority.

4.05    Binding Effect. This Eighth Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally, and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.    Conditions. This Eighth Amendment shall be effective as of January 16, 2004 (the “Effective Date”) upon the fulfillment by the Borrower, in a manner satisfactory to the Lender, of all of the following conditions precedent set forth in this Section 5:

5.01    Execution of the Eighth Amendment. Each of the parties hereto shall have executed an original counterpart of this Eighth Amendment and shall have delivered (including by way of facsimile transmission) the same to the Lender.

5.02    Delivery of Other Documents. The Lender shall have received all other such instruments, documents and agreements as the Lender may reasonably request, duly executed and dated the date hereof, in form and substance reasonably satisfactory to the Lender.

5.03    Representations and Warranties. As of the Effective Date and as of the date of this Eighth Amendment, the representations and warranties set forth in Section 4 hereof shall be true and correct.

5.04    Compliance with Terms. The Borrower shall have complied in all respects with the terms hereof and of any other agreement, document, instrument or other writing to be delivered by the Borrower in connection herewith.

5.05    Fee. The Borrower shall have paid to the Lender a fee in the amount of $85,000.

Section 6.    Covenants.

6.01    2003 Audited Financial Statements. The Borrower agrees to deliver to the Lender, prior to February 15, 2004, the financial statements, reports and certificates required by Section 6.3(b) of the Loan Agreement with respect to the Borrower’s fiscal year ended

September 30, 2003 (other than with respect to the requirement that such financial statements be certified by the Borrower’s independent certified public accountants without qualification).

6.02    Form 10-K. The Borrower agrees to file the Form 10-K for the fiscal year ended September 30, 2003 with the SEC prior to January 31, 2004.

6.03    RMH Asia Pacific. The Borrower agrees to deliver the certificates representing 100% of the outstanding Stock of RMH Asia Pacific, together with the related stock powers executed in blank, prior to January 26, 2004. In addition, prior to April 15, 2004, the Borrower shall cause RMH Asia Pacific to become a party to the Securities Pledge Agreement, the Guaranty, the Guarantor Security Agreement, and the Intercompany Subordination Agreement, in each case in a form reasonably satisfactory to the Lender.

6.04    New Subsidiary. The Borrower shall dissolve the New Subsidiary prior to January 26, 2004 and shall promptly thereafter deliver to the Lender satisfactory evidence of such dissolution.

6.05    SEC Filing Schedule. The Borrower shall provide the Lender with weekly updates to the timetable set forth in Exhibit A hereto, together with a discussion of the status of the contemplated merger transaction with NCO Group, Inc. (such updates and discussion to be in a form reasonably satisfactory to the Lender).

Section 7.    General Confirmations and Amendments.

7.01    Continuing Effect. Except as specifically provided herein, the Loan Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects.

7.02    No Modification or Waiver. This Eighth Amendment is limited as specified and the execution, delivery and effectiveness of this Eighth Amendment shall not operate as a modification, acceptance or waiver of any provision of the Loan Agreement or any other Loan Document, except as specifically set forth herein.

7.03    References.

(a) From and after the Effective Date, (i) the Loan Agreement, the other Loan Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing shall each be deemed amended hereby to the extent necessary, if any, to give effect to the provisions of this Eighth Amendment and (ii) all of the terms and provisions of this Eighth Amendment are hereby incorporated by reference into the Loan Agreement as if such terms and provisions were set forth in full therein, as applicable.

(b) From and after the Effective Date, (i) all references in the Loan Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended hereby and (ii) all references in the Loan Agreement, the other Loan Documents or any other agreement, instrument or document executed and delivered in connection therewith to “Loan Agreement”, “thereto”, “thereof”, “thereunder”

or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended hereby.

Section 8.    Miscellaneous.

8.01    Governing Law. THIS EIGHTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.02    Severability. The provisions of this Eighth Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Eighth Amendment in any jurisdiction.

8.03    Counterparts. This Eighth Amendment may be executed in any number of counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Lender.

8.04    Headings. Section headings in this Eighth Amendment are included herein for convenience of reference only and shall not constitute a part of this Eighth Amendment for any other purpose.

8.05    Binding Effect; Assignment. This Eighth Amendment shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns; provided, however, that the rights and obligations of the Borrower under this Eighth Amendment shall not be assigned or delegated without the prior written consent of the Lender.

8.06    Expenses. The Borrower agrees to pay the Lender upon demand for all reasonable expenses, including reasonable fees of attorneys and paralegals for the Lender (who may be employees of the Lender), incurred by the Lender in connection with the preparation, negotiation and execution of this Eighth Amendment and any document required to be furnished herewith.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

RMH TELESERVICES, INC.

By:	/S/ JOHN SCHWAB
Name: John Schwab
Title: Chief Financial Officer

LENDER:

WELLS FARGO FOOTHILL, INC.

By:	/S/ ANDREW T. FURLONG III
Name: Andrew T. Furlong III
Title: Vice President

[SIGNATURE PAGE OF 8TH AMENDMENT TO LOAN AGREEMENT]

Exhibit A

SEC Filing Schedule

Document	Purpose	Date of Filing

10-K	Annual Report for FY03	[*]

S-4	Registration of Proxy Statement (for NCO transaction)	[*]

SEC Review Period Begins		[*]

S-1	Registration of Private Placement Shares and Warrants (from 03 offering)	[*]

Part III to 10-K	Management comp, etc.	[*]

SEC Review Response	Will be informed whether SEC will fully review; if so, will extend timetable 2-4 weeks	[*]

10-Q	First Quarter Financials	[*]

Mail Proxy Statement	Mail to shareholders	[*]

Shareholders Meeting	Vote on Merger	[*]

Closing of NCO Merger	Close NCO merger	[*]